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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2006
RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street
Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)
(305) 500-3726
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 2.02 Results of Operations and Financial Condition
On July 27, 2006, we issued a press release reporting our financial results for the three and six months ended June 30, 2006 (the “Press Release”). We also hosted a conference call and webcast on July 27, 2006 during which we made a presentation on our financial results for the three and six months ended June 30, 2006 (the “Presentation”). The Press Release and the Presentation are available on our website at www.ryder.com.
The Press Release and the Presentation include information regarding our (i) net earnings excluding income tax benefits (“Tax Benefits”) and (ii) net earnings per share excluding the Tax Benefits for the three and six months ended June 30, 2006, each of which is a non-GAAP financial measure as defined by SEC regulations. We believe that these non-GAAP financial measures provide useful information to investors as the measures exclude from our GAAP earnings benefits unrelated to our ongoing business operations. In the Presentation, we also include information regarding our return on capital metric. We believe that both debt (including off-balance sheet debt) and equity should be included in evaluating how effectively capital is utilized across the business. Information regarding other non-GAAP financial measures we use is included in the Presentation.
The information in this Report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.
Item 9.01(d) Exhibits
      The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit 99.1	Press Release, dated July 27, 2006, relating to Ryder System, Inc.’s financial results for the three and six months ended June 30, 2006.

Exhibit 99.2	Presentation prepared for a conference call and webcast held on July 27, 2006, relating to Ryder System, Inc.’s financial results for the three and six months ended June 30, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2006	RYDER SYSTEM, INC. (Registrant)

	By:	/s/ Mark T. Jamieson Mark T. Jamieson, Executive Vice
President and Chief Financial Officer